                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    May 24, 2000




                                  InaCom Corp.
               (Exact name of registrant as specified in charter)




          Delaware                     0-16114                  47-068183
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)



10810 Farnam Drive, Suite 200, Omaha, Nebraska                    68154
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:  (402) 758-3900




                                 Not Applicable
          (Former name or former address, if changed from last report)

This report contains certain forward-looking statements and information relating to InaCom Corp. ("InaCom" or the "Company") that are based on the beliefs of InaCom management as well as assumptions made by and information currently available to InaCom management. Such statements reflect the current view of InaCom with respect to future events and are subject to certain risks, uncertainties, and assumptions, including the risk factors and uncertainties described in the Company's 1998 Form 10-K annual report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as believed, estimated or expected.

Item 5. Other Events. Pursuant to the terms of a Waiver and Agreement dated May 24, 2000 (the "Agreement"), the Company's lenders under its Senior Secured Revolving Credit Agreement dated as of April 9, 1999 (as amended to date, the "Credit Agreement") agreed to waive all events of default, if any, existing thereunder as of May 24, 2000 and certain events of default that may arise thereafter as a result of, among other things, the Company's expected failure to timely deliver annual and quarterly financial statements to the lenders. This waiver is valid for a period (the "Waiver Period") ending upon the earliest of
(i) June 9, 2000, (ii) the date on which a bankruptcy filing, if any, is made with respect to the Company, (iii) the date on which the Company terminates its ongoing efforts to sell its services business, or (iv) the date on which any event of default (other than those waived in the Agreement) under the Credit Agreement occurs. In connection with such waiver, the Company agreed to transfer control of its bank lockboxes to the lenders and to allow the lenders to use all accounts receivable proceeds received from May 24, 2000 to repay amounts outstanding under the Credit Agreement. The Company further agreed to fund its operations during the Waiver Period generally in accordance with a budget agreed to with its lenders, and to use its approximately $30 million of cash available as of May 24, 2000 to fund such operations. The Company is currently attempting to sell substantially all of its assets; there can be no assurance that any such sale will be consummated. Further, there can be no assurance that, upon termination of the current Waiver Period, the Company's lenders will extend such Waiver Period or waive any defaults which will then exist. Under such circumstances, and considering the very limited financial resources of the Company and the Company's current financial condition, the Company will likely need to seek protection under federal bankruptcy law. As a result, the lenders under the Credit Agreement have agreed with the Company to work in good faith to negotiate a mutually acceptable budget for the Company for June and July 2000, as well as mutually acceptable debtor-in-possession financing arrangements. There can be no assurance that such financing arrangements will be agreed. A copy of the Agreement executed by the Company and the lenders is attached as an exhibit and is incorporated herein by reference.

The following exhibits are filed with this Form 8-K:

10.1 Waiver and Agreement, dated as of May 24, 2000, among InaCom Corp., the Banks party to the Senior Secured Revolving Credit Agreement dated as of April 9, 1999, IBM Credit Corporation, as Documentation Agent, Banque Nationale de Paris, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Administrative Agent.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        INACOM CORP.



                                        By:/s/Thomas J. Fitzpatrick
                                           -------------------------------
                                           Name:  Thomas J. Fitzpatrick
                                           Title: Executive Vice President
                                                  Chief Financial Officer

June 1, 2000